Amendment No. 1

TO

Patent and Know-How License Agreement

This Amendment No. 1 ("Amendment") to the Patent and Know-How License Agreement is entered into and made effective this 21st day of October, 2021 by and between Research Triangle Institute, d/b/a RTI International ("RTI"), a North Carolina not-for-profit corporation, having its principal place of business at 3040 Cornwallis Road, Research Triangle Park, North Carolina, and AGENTIX Corp., a Nevada corporation, ("Licensee" or "AGENTIX"), successor in interest to Applied Biopharma LLC ("Applied"), a Nevada corporation having its principal office/place of business at 32932 Pacific Coast Highway, Dana Point, California 92629.

RECITALS

WHEREAS, Applied and RTI entered into that certain Patent and Know-How License Agreement ("Agreement") made effective the 16th of March 2020, and

WHEREAS, AGENTIX had acquired the assets and associated rights from Applied on May 11, 2020 as part of the terms and conditions of a Securities Purchase Agreement, and

WHEREAS, AGENTIX and RTI wish to revise the terms of the Agreement as set forth herein.

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants contained herein, the parties agree as follows:

TERMS

1. Section 3.2 of the License is hereby deleted in its entirety and replaced with the following:

   3.2 **Development**. Licensee must diligently pursue the development and commercialization of Licensed Products, which shall include production of Licensed Products for testing and development, governmental approval where applicable, and sale. Specifically, Licensee will use commercially reasonable efforts to achieve each of the following objectives:

   (i) Dose first human subject in first Phase I trial by January 15, 2023 ("Milestone A");

   (ii) Dose first human subject in first Phase II trial by October 1, 2025 ("Milestone B");

   (iii) Dose first human subject in first Phase III trial by October 1, 2028 ("Milestone C"); and

   (iv) Obtain first FDA (or other competent regulatory agency) approval for first indication by October 1, 2033 ("Milestone D").

   RTI's efforts in support of the above objectives will be pursuant to future agreements and statements of work that are mutually agreed in writing by both Parties, and both Parties will act reasonably and negotiate in good faith with respect to all such agreements. The acts of Affiliates, Sublicensees, and third-party contractors shall be deemed the acts of Licensee for purposes of satisfying this **Section 3.2**.

2. Effect of Amendment. Except to the extent expressly provided in or amended by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall control. For clarity, the waiver provided by this Amendment may not be construed as a waiver or inclination to waive any other minimum royalty provision of the Agreement, as amended.

INTENDING TO BE LEGALLY BOUND, the parties have caused their duly authorized representatives to execute this Amendment as set forth below:

AGENTIX		**RTI**	
By:	[signature]	By:	[signature] Dean T. Woodward
Name:	Rudy A. Mazzocchi	Name:	Dean T. Woodward
Title:	Chief Executive Officer	Title:	Assistant GC, IP & Licensing
Date:	21. October 2021	Date:	22 October 2021